SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
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August 7, 2006

Date of Report (Date of earliest event reported)

U.S. Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10238 (Commission File Number)	52-1216347 (I.R.S. Employer Identification No.)

545 Madison Avenue
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 588-8901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Background

On August 7, 2006, we completed our acquisition and financing (the “UK Transaction”) of certain energy assets in the United Kingdom through certain of our subsidiaries as further described below. The assets (the “UK Assets”) acquired include (i) gas licenses for approximately 100,000 acres of onshore natural gas properties and mineral rights in North Yorkshire, England (the “Gas Licenses”), containing approximately 62.4 bcf (P2) of proved and probable reserves (consisting of approximately 46 bcf (P1) of proved reserves and approximately 16.4 bcf of probable reserves), (ii) the Knapton Generating Station, a 42 MW gas-fired power plant associated with and located in the vicinity of the natural gas reserves in North Yorkshire, England, (iii) and certain related gas gathering and processing assets. As part of the UK Transaction, our subsidiaries entered into a power purchase agreement and a gas sales agreement with Scottish Power Energy Management (“Scottish Power”) under which Scottish Power is required to take all of the electricity generated by the Knapton Generating Station and all of the natural gas produced from the associated reserves up to 100 bcf for a term of up to 12 years. The financing of the UK Transaction provided approximately $167 million for the acquisition of the UK Assets, for certain reserves required by the terms of the financing and for working capital to be used by our subsidiaries for the operation and upgrading of the UK Assets and the proposed increased production of natural gas from the reserves covered by the Gas Licenses.

Acquisition of Assets

The Gas Licenses and certain related gas gathering and processing assets were owned (directly and indirectly) by Viking Petroleum UK Limited (“Viking Petroleum”) and by Scottish Power Generation Limited (“Scottish Power Generation”), an affiliate of Scottish Power. The Knapton Generating Station and the other related assets were owned by Scottish Power Generation. As part of the UK Transaction, we acquired a 99% interest in the Gas Licenses and the related assets owned by Viking Petroleum by purchasing all of the outstanding equity interests in Viking Petroleum from the owners of those equity interests. All of the equity interests in Viking Petroleum are now owned by UK Energy Systems Limited (“UK Energy”), an English company which is a wholly-owned subsidiary of GBGH, LLC (“GBGH”), a Delaware limited liability company, which is 79% owned by our subsidiary, US Energy Overseas Investments, LLC (“Overseas”). (Twenty-one percent of GBGH is owned by Marathon Capital Holdings (UK), L.L.C. See “GBGH Operating Agreement”). The Knapton Generating Station, the remaining 1% interest in the Gas Licenses and certain related assets owned by Scottish Power Generation were purchased by RGS Energy Limited, an English company which is a wholly-owned subsidiary of UK Energy.

Following acquisition of the UK Assets, GBGH intends to further develop the natural gas fields subject to the Gas Licenses in a several phase process which will involve resolving certain operational issues, expanding the gas collection system, constructing a pipeline and making modifications to the Knapton Generating Station (the “Expansion”).

The following table summarizes certain information regarding the acquisition of the UK Assets:

Purchaser	Sellers	Assets Acquired	Purchase Price

UK Energy	Viking, LLC and TCW Global Project Fund II, Ltd.	Approximately 65% of the equity interest in Viking Petroleum	Repayment of approximately $40 million of indebtedness of Viking Petroleum and its affiliates

Overseas	VTEX Energy, Inc.	All of the issued and outstanding shares of common stock of Viking International Petroleum Limited, which held approximately 25% equity interest in Viking Petroleum	Class B Membership Units in Overseas and our warrants convertible or exchangeable into an aggregate of 2.4 million shares of our common stock. See “Transactions with VTEX Energy, Inc.”

UK Energy	Individuals with whom we were unaffiliated	Approximately 10% equity interest in Viking Petroleum	Approximately $400,000.

RGS Energy Limited	Scottish Power Generation	42 MW gas-fired power plant, certain gas gathering and processing assets and a 1% interest in the Gas Licenses	Approximately $29.6 million

Financing Arrangements

In order to provide funds for the acquisition of the UK Assets and working capital for the operation and maintenance of the UK Assets and the Expansion, GBGH borrowed $144,000,000 through financing arranged by Credit Suisse, Cayman Islands Branch (“Credit Suisse”) and Overseas borrowed Approximately $23.3 million through financing arranged by Silver Point Finance, LLC (“Silver Point”). Overseas contributed the proceeds from the Silver Point financing to GBGH. GBGH used approximately $70.4 million of the proceeds from both financings to purchase the UK Assets. GBGH used the remainder of the proceeds of the financings to fund reserves for debt service, the operation and maintenance of the UK Assets and to pay costs and expenses associated with the Expansion.

Credit Suisse Financing Arrangements

GBGH borrowed $113,500,000 from certain lenders pursuant to a First Lien Credit Agreement with such lenders and Credit Suisse, and borrowed $29,500,000 from certain lenders pursuant to a Second Lien Credit Agreement with such lenders and Credit Suisse.

The following is a summary of the material terms and conditions of the Credit Suisse financing arrangements:

First Lien Credit Agreement

Borrower:	GBGH

Amount Borrowed:	$113,500,000

Stated Maturity:	August 7, 2013

Interest Rate:
At present, the loan is a eurodollar rate loan and bears interest, payable quarterly, at 11.25% per annum. GBGH is permitted to elect from time to time to have portions of the loan treated as either a base rate advance (which advances generally bear interest at 4.5% plus the higher of (i) Credit Suisse’s prime rate in New York and (ii) ½ of one percent above the federal funds rate) or a Eurodollar rate advance (which advances generally bear interest at the British Bankers’ Association Interest Settlement Rates for deposits in dollars plus 5.5% percent).

Collateral:
The obligations of GBGH are secured on a first priority basis: (i) by a first priority security interest in substantially all of the assets of GBGH and its subsidiaries, including GBGH’s equity interests in UK Energy, and (ii) by Overseas’ first priority pledge of all of its interest in GBGH. In addition, GBGH and its subsidiaries were required to establish reserve accounts which are required to maintain certain funds for various purposes, such as the Expansion, operating costs and maintenance.

Prepayments:
GBGH, in its discretion, may prepay the loan in whole or in part, together with a prepayment penalty. In addition, GBGH is required to prepay the loan at the end of each quarter in an amount equal to (i) prior to completion of the Expansion, 90% of the excess cash flow for such quarter from revenues of GBGH and its subsidiaries generated by the UK Assets, after payment of all operating and maintenance expenses of the UK Assets and debt service for Credit Suisse financings and replenishment of certain required reserves (“Excess Cash Flow”), and (ii) after the completion of the Expansion, 100% of the Excess Cash Flow for such quarter.

GBGH is also required to repay the loan in certain other specified circumstances, including a casualty or condemnation with respect to the UK Assets.

Covenants:
These arrangements generally (A) prohibit GBGH and its subsidiaries from (i) incurring or allowing any liens or indebtedness, (ii) selling their assets, (iii) making investments, (iv) making distributions to their equity holders, (v) prepaying indebtedness (other than amounts owing pursuant to the Credit Suisse financing arrangements) and (B) require GBGH to maintain certain debt service coverage ratios, a total leverage ratio, a proven reserve coverage ratio and a net debt to proven reserve ratio.

Second Lien Credit Agreement

Borrower:	GBGH

Amount Borrowed:	$29,500,000

Stated Maturity:	August 7, 2014

Interest Rate:
At present, the loan is a eurodollar rate loan and bears interest, payable quarterly, at 14% per annum payable on a current basis at the end of each interest period. The loan also bears additional interest at 6% per annum which will be capitalized and added to the outstanding principal amount of the loan on a quarterly basis. For calculating the interest that is due on a current basis, GBGH may elect from time to time to have portions of the loan treated as either a base rate advance (which advances generally bear cash interest at 1.5% plus the higher of Credit Suisse’s prime rate in New York and ½ of one percent above the federal funds rate) or a Eurodollar rate advance (which advances generally bear cash interest at the British Bankers’ Association Interest Settlement Rates for deposits in dollars plus 2.5 percent rate).

Collateral:
The obligations of GBGH are secured on a second priority basis as follows: (i) GBGH granted Credit Suisse a second priority security interest in substantially all of GBGH and its subsidiaries, and (ii) Overseas gave a second priority pledge of all of its interest in GBGH. In addition, GBGH and its subsidiaries were required to establish accounts which are required to maintain certain funds for various purposes, such as the Expansion, operating costs and maintenance.

Prepayments:
GBGH, in its discretion, may, but only after the repayment of the first lien loan, prepay the second lien loan in whole or in part, plus a make whole or prepayment penalty. In addition, after the first lien loan is repaid in full GBGH is required to prepay the second lien loan at the end of each quarter in an amount equal to 100% of the Excess Cash Flow for such quarter.

GBGH is also required to make prepayments in specified circumstances, including a casualty or condemnation with respect to the UK Assets.

Covenants:	See description under “First Lien Financing - Covenants”.

Equity Support Agreement

In connection with the First and Second Lien Credit Agreements we and GBGH entered into an Equity Support Agreement (the “Equity Support Agreement”) with Credit Suisse, as collateral agent for the lenders, whereby we agreed to provide certain funding in certain circumstances to GBGH (in addition to the equity contributions described under “GBGH Operating Agreement”) as follows:

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we shall deposit ₤2,659,576 (approximately $ 5,000,000 based on the exchange rate in effect on or about August 7, 2006) no later than September 7, 2007 in one of the collateral accounts to cover certain of GBGH’s major maintenance expenses,

•
until the occurrence of certain milestones in connection with the Expansion to the extent that there are insufficient funds in the designated reserve account for Expansion, we shall provide the shortfall (any such funding, an “Additional Expansion Cost Contribution”),

•	upon the occurrence of an event of default under the Credit Suisse financing arrangements, we shall pay $20,000,000 less the Additional Expansion Cost Contributions,

•
upon the occurrence of certain breaches of warranties under the agreements pursuant to which we acquired the UK Assets or the discovery of certain negative information relating to the UK Assets, we shall pay the amount determined by Credit Suisse, as agent for the lenders to be the damages to GBGH resulting from such breaches or discoveries of negative information; provided that we shall not be required to pay more than $4,000,000 in the aggregate for the breaches and discoveries; and

•
we shall provide (i) $20 million, if GBGH elects to extend the initial interest rate and currency hedge agreement which is due to expire on August 7, 2009, and (ii) if GBGH enters into one or more replacement interest rate and currency hedge agreements, the amount payable as an upfront fee or premium to the providers thereunder.

Silver Point Financing Arrangements

On August 7, 2006, Overseas borrowed approximately $23.3 million from certain lenders pursuant to a financing arranged by Silver Point (the “Silver Point Credit Agreement”). Set forth below is a summary of the material terms of this financing arrangement:

Borrower:	Overseas is borrower and we are guaranteeing these obligations.

Amount borrowed:	Approximately $23.3 million

Maturity:
The loan matures on the earlier of (i) February 7, 2014, (ii) the repayment of the loan pursuant to the Second Lien Credit Agreement and (iii) any earlier acceleration of the loan pursuant to the Silver Point Credit Agreement.

Use of Proceeds:
Overseas contributed approximately $ 22.8 million of the proceeds to GBGH, which GBGH used in part to finance the acquisition of the UK Assets and the funding of certain reserves as described above, and Overseas used the balance to pays fees and expenses associated with the acquisition and the transactions contemplated by the Credit Suisse and Silver Point financing arrangements.

Required Payments:
Overseas is generally required to prepay the loan, with certain exceptions (i) in connection with the sale, of any assets by us or our subsidiaries, (ii) if we or our subsidiaries receive insurance proceeds, (iii) if we or our subsidiaries issue equity (provided that only 50% of the net proceeds in excess of the first $3 million from issuances of our equity is to be applied to reduce such loan), (iv) if Overseas receives any cash, and (v) and if we receive any cash (other than the amount necessary for our quarterly operating and administrative expenses). The foregoing prepayment require- ments with respect to events involving our majority owned subsidiary, US Energy Biogas Corp. (“Biogas”), apply only to the extent such events occur on or after December 31, 2006.

Interest:
At present, the loan is a LIBOR rate loan and bears interest at 10.5% per annum. Accrued interest is added to the outstanding principal amount of the loan thereby resulting in an increase in the outstanding principal amount. Overseas may elect from time to time to have portions of the loan treated as either a base rate advance (which advances generally bear cash interest at 3.5% plus the higher of JPMorganChase’s prime rate and the federal funds rate plus three percent and which require monthly payments of interest) or a LIBOR rate advance (which advances generally bear cash interest at 5 percent plus (i) the British Bankers’ Association Interest Settlement Rates for deposits in dollars divided by (ii) an amount equal to one minus plus the Applicable Reserve Requirement (as defined in the Silver Point Credit Agreement) and which require payments of interest at the end of the period for such LIBOR rate advance, which period shall be no more than three months.

Collateral:
The obligations of USEY and Overseas under the Silver Point Credit Agreement are secured by: (i) substantially all of our assets (other than the stock of Biogas), (ii) substantially all of Overseas’ assets (other than its interest in GBGH), and (iii) Overseas’ pledge on a subordinated basis of all of its interest in GBGH. Also, the obligations of Overseas under the Silver Point financing arrangements are secured on a third priority basis by a lien on the collateral granted as security under the Credit Suisse financing arrangements.

Covenants:
These arrangements, with specified exceptions, generally: (i) require Overseas to cause GBGH to distribute to Overseas the maximum amount of excess cash flow that GBGH is permitted to distribute to Overseas pursuant to the Second Lien Credit Agreement, (ii) require us to cause Biogas to distribute to us the maximum amount of excess cash flow that Biogas is permitted to distribute to us pursuant to our financing arrangements with the Countryside Power Income Fund and its affiliates, (iii) prohibit us and our subsidiaries from incurring or suffering to exist any indebtedness, or any liens, (iv) prohibit us and Overseas from making distributions to the equity holders of these entities, (v) prohibit us and our subsidiaries from making investments, (vi) prohibit us and our subsidiaries from selling our and their assets or changing our or their businesses, (vii) prohibit us and our subsidiaries from prepaying indebtedness (other than amounts owing pursuant to the Credit Suisse and Countryside financing arrangements) and (vii) prohibit us from amending our organizational documents or material contracts without prior approval by Silver Point. In addition, it is an event of default if (i) if Biogas does not grant Silver Point a first priority perfected security interest on all of its assets promptly upon the payment in full of the debt to Countryside Power Income Fund and its affiliates or (ii) we do not obtain, by December 31, 2006, a guaranty from Biogas of the amounts owing pursuant to the Silver Point financing arrangements.

GBGH Operating Agreement

On or about August 7, 2006, Overseas and Marathon Capital Holdings (UK), LLC, a Delaware limited liability company (“Marathon”) entered into a Second Amended and Restated Limited Liability Company Agreement (the “GBGH LLC Agreement”) with respect to GBGH. The GBGH LLC Agreement provides that at the closing of the UK Transaction, which occurred on August 7, 2006:

•	Overseas made an initial capital contribution in the amount of $5,000,000 and an additional capital contribution of $8,125,000, to GBGH.

•	Marathon made a capital contribution of $375,000 and is required to contribute an additional $620,000 before September 7, 2006, to GBGH.

•
Overseas contributed $17,000,000 and Marathon contributed $4,000,000 of additional equity to GBGH which was deposited in a reserve account to be used to pay costs of the UK Transaction, to provide working capital for GBGH and its subsidiaries and to fund costs of the Expansion.

Distribution of Net Cash Flow:

The GBGH LLC Agreement provides that to the extent GBGH’s Board of Directors determines that net cash flow is to be distributed, it is to be distributed in the following descending order of priority:

•
95% to Overseas and 5% to Marathon, until Overseas has received distributions equal to its initial capital contribution of $5 million and a preferred return of 12% per year on such contribution; and thereafter,

•	79% to Overseas and 21% to Marathon.

Voting:

Overseas has the right to elect four directors and Marathon has the right to elect one director. Each of the five directors is entitled to one vote. A majority vote at any meeting where a quorum is present is required to cause GBGH to take any actions. Overseas, therefore, has control of GBGH.

Transactions with VTEX Energy, Inc.

On May 22, 2006, we and VTEX entered into an amended and restated limited liability company agreement (the “Overseas Operating Agreement”) with respect to Overseas. The Overseas Operating Agreement provides that at the closing of the transaction:

•	VTEX contributed to Overseas all the outstanding share capital of Viking International Petroleum Limited, an entity that owned approximately 25% of Viking Petroleum,

•	Overseas issued its Class B membership units to VTEX,

•	We issued to VTEX warrants to acquire up to 500,000 shares of our common stock and

•	We made total contributions of approximately $ 8 million to Overseas.

Overseas’ Operating Agreement: Distribution of Net Cash Flow; Allocation of Income and Losses

Overseas’ Operating Agreement provides that to the extent Overseas’ Board of Managers determines that net cash flow is to be distributed, it is to be distributed in the following descending order of priority:

•	Pro rata based on VTEX’s and US Energy’s capital contributions until each has received distributions equal to their capital contribution and a preferred return of 12% per year on such contributions;

•	50% to each party until such party has received total distributions of net cash flow equal to $350,000 plus 12% per annum thereon; and thereafter,

•	90% to us and 10% to VTEX.

Gain on a sale of all or substantially all of the assets of Overseas or the liquidation or dissolution of Overseas is to be allocated in the following order of priority:

•	Pro rata, to VTEX and US Energy until both VTEX and US Energy’s capital account is equal to such member’s unrecovered capital and a preferred return thereon of 12% per year ;

•	99% to VTEX and 1% to us, until VTEX has been allocated an amount equal to $20,900,000; and thereafter

•	100% to us.

Generally, income and losses are to be allocated in the same manner as net cash flow is distributed.

Voting

Representatives of US Energy constitute Overseas’ Board of Managers. With limited exceptions, we hold all the voting rights with respect to Overseas.

Terms and Conditions of Conversion of Class B Membership Units and Exercise of Series D, E and F Common Stock Purchase Warrants

The Class B membership units that Overseas issued to VTEX are convertible into up to 1,900,000 shares of our common stock beginning, subject to stockholder approval as described below, on the earlier to occur of the third anniversary of the closing or the date on which the average market price of our common stock exceeds $11.00 per share for 20 consecutive trading days. In addition, we have the right to cause the Class B membership units that Overseas issued to VTEX to be converted into our common stock if the average market price, determined as described in the previous sentence, exceeds $14.30. The right to convert the Class B membership units that Overseas issued to VTEX ends on or about August 7, 2012.

The warrants issued to VTEX (the “VTEX Warrants”) are exercisable, subject to stockholder approval, until August 7, 2011, for the number of shares of our common stock and at the exercise prices set forth below:

Title	Number of shares	Exercise Price

Series D Common Stock Purchase Warrants	166,667	$8.00

Series E Common Stock Purchase Warrants	166,667	$9.00

Series F Common Stock Purchase Warrants	166,666	$10.00

Notwithstanding the foregoing, the Class B Membership Units and the VTEX Warrants are not convertible into, or exercisable for, common stock, until our stockholders have approved the issuance of the underlying shares and the issuance of the shares underlying the warrants issued to Silver Point, Credit Suisse and certain others in connection with the Credit Suisse and Silver Point financing arrangements. In the event shareholder approval is not obtained by November 6, 2006, subject to an additional 59 days in specified circumstances, the VTEX Warrants will terminate and the Class B Membership Units may only be converted into up to 900,000 shares of common stock.

The issuance of the Class B Membership Units and the VTEX Warrants and the VTEX Shares are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) promulgated thereunder.

VTEX is entitled, under specified circumstances, to have the resale of the shares of common stock issuable upon conversion of the Class B Membership Units and upon exercise of the VTEX Warrants registered under the Securities Act of 1933, as amended (the “Securities Act”).

Fees payable to Credit Suisse, Silver Point and Kenmont

We paid an aggregate of approximately $ 3.8 million in fees (excluding the fees of their professionals) to Credit Suisse, Silver Point, and Kenmont Special Opportunities Master Fund L.P. (“Kenmont”). We also issued warrants acquire our common stock to such parties. Set forth below is a summary of the material terms of such arrangements:

Silver Point

We issued to Silver Point’s designees our Series G Warrants exercisable until February 7, 2014 to acquire 4,488,780 million shares of our common stock at an exercise price of $0.01 per share. In the event that we do not obtain Biogas’ guaranty of the Silver Point financing arrangements by December 31, 2006, warrants (with the same terms and conditions) to acquire an additional 3,998,000 shares will be issued to Silver Point or its designees. The exercise price is subject to adjustment on a weighted average basis (i) for issuances by the Company, with certain exceptions, of common stock, options, warrants and other rights to acquire our common stock, at a price below the greater of $ 3.00 (subject to adjustment) or fair market value (as determined pursuant to the warrant) of a share of our common stock, and (ii) for acquisitions of such securities at a price greater than fair market value.

These warrants are not exercisable until the issuance of the underlying shares is approved by our stockholders. If stockholder approval is not obtained by November 6, 2006, subject to an additional 59 days in specified circumstances, the money borrowed pursuant to the Silver Point financing arrangement becomes due and payable, we are obligated to pay Silver Point an additional $40 million and Silver Point will be entitled to exercise warrants to acquire up to the maximum number of shares permitted under Nasdaq’s rules less the number of shares potentially issuable to VTEX (as described under “Transactions with VTEX Energy, Inc.”) and the shares potentially issuable to Credit Suisse Securities (USA) LLC (“Credit Suisse Securities”) and Kenmont Special Opportunities Master Fund L.P. (“Kenmont”), as described under “Fees payable to Credit Suisse, Silver Point and Kenmont - Credit Suisse and Kenmont” but in no event less than 2,076,712 shares of our common stock.

Holders of these Series G Warrants are entitled to designate, at their option, one person to either serve as a member of these board of directors or as an observer at board meetings. The holders also have shelf, demand and piggyback registration rights for the resale of the shares underlying these warrants and certain other US Energy shares.

The issuance of these warrants are, and the issuance of the underlying shares will be, exempt from the registration requirements of the Securities Act pursuant to, among other things, Section 4(2) promulgated thereunder.

Credit Suisse and Kenmont

In connection with their participation in the financing transactions, we issued the following warrants to Kenmont and Credit Suisse Securities:

Initial Holder	Title	Number of shares	Exercise Price

Kenmont	Series H Warrants	495,220	$0.01
Credit Suisse Securities	Series H Warrants	90,000	$0.01
Kenmont	Series I Warrants	465,000	$4.37
Credit Suisse Securities	Series I Warrants	135,000	$4.37

These warrants are exercisable, subject to stockholder approval, until February 7, 2014. The exercise price is subject to adjustment on a weighted average basis for our acquisition of our common stock or of rights to acquire our common stock, for more than fair market value. If stockholder approval of the shares issuable upon the exercise of these Warrants, the Silver Point Warrants, the VTEX Warrants and the exercise of VTEX’s Class B Membership Units in Overseas is not obtained by November 6, 2006, subject to an additional 59 days under specified circumstances, Kenmont and Credit Suisse Securities have the following remedies:

Kenmont’s Remedies:

•	receive $6,102,200 from us and return all of the Series H and Series I Warrants that were issued to them, or
•	receive $4,227,200 from us, retain the Series H Warrants to acquire up to 306,212 shares and return all of the other Warrants to us.

Credit Suisse Securities’ Remedies:

•	receive $1,125,000 from us and return all of the Series H and Series I Warrants that were issued to them or
•	receive $687,500 from us and retain the Series H Warrant to acquire up to 88,000 shares and return all of the other Warrants to us.

The issuance of the these Warrants are, and the issuance of the underlying shares will be, exempt from the registration requirements of the Securities Act pursuant to, among other things, Section 4(2) promulgated thereunder.

The holders also have shelf, demand and piggyback registration rights for the resale of the shares underlying these warrants and certain other US Energy shares.

Carbon Trade Agreement

We expect to operate the Knapton Generating Station more often, and at more frequently at maximum capacity, than it has been operated in the recent past. Because the Knapton Generating Station will operate more than in the past, we project that it will require additional carbon emission allowances for its operation. Carbon emission allowance amounts have been set by the European Union (“EU”) for each member state, and in turn for each power producing facility, per the requirements of the Kyoto Protocol. To cover the shortfall for Phase I (defined as the period from January 1, 2005 through December 31, 2007) GBGH’s subsidiary RGS has entered into an Emissions Allowance Trade Agreement for the EU Scheme (the “Carbon Trade Agreement”) with Credit Suisse Energy, LLC (“CSE”). The purpose of the Carbon Trade Agreement is to ensure that a fixed price is paid for the acquisition of carbon emission allowances and that the projected shortfall in carbon emission allowances is covered, thus reducing the level of risk associated with this aspect of the Knapton Generating Station’s operations. Pursuant to this agreement, CSE will sell RGS 5,000 carbon emission allowances for use in 2006 at a price of €16.25 each, and 110,000 carbon emission allowances for use in 2007 at a price of €18.00 each. Payment for the 2006 carbon emission allowances is due by March 15, 2007 and payment for the 2007 carbon emission allowances is due by March 15, 2008. In addition, RGS will transfer to CSE the following carbon credit allowances issued to the Knapton Generating Station: 30,123 carbon credit allowances for 2006 and 90,367 carbon credit allowances for 2007. RGS also made a credit support payment of €500,000 at closing, which payment will be returned on the payment date for the 2007 carbon credit allowances, March 15, 2008.

Hedging Arrangements

Gas Hedge

In connection with the UK Transaction, we (or one of our subsidiaries) enter into a hedge agreement with J. Aron & Company (Aron), an affiliate of Goldman Sachs International, whereby in exchange for a payment of £7,710,000, we established (i) a floor price of £43.75/mWh for the sale of electricity from the Knapton Generating Station for our first three years of operation and (ii) a floor price of £3.41 MMBtu for the sale of gas from the same facility for our fourth and fifth year of operation. Electricity and gas volumes for this hedge were set per base case projections for the project.

Interest and Currency Hedges

GBGH entered into currency and interest rate hedges. A cross currency swap allowed GBGH to lock in an exchange rate at the spot rate on the date of closing of $1.905 to £1. GBGH made an initial exchange of principal on the closing date. Since the Credit Suisse loans amortize over time, GBGH will exchange Great Britain Pounds (“GBP”) denominated principal into United States dollars denominated principal on each payment date under these Loans. The interest rate hedge will function in a similar manner. GBGH locked in an interest rate on August 7, 2006. Thereafter, GBGH will deliver fixed rate interest payments to the hedge counterparty in exchange for floating rate interest payments.

Both the interest rate hedge and the currency swap will be combined in a seven years compound hedge with an upfront premium of $7 million. GBGH has hedged the currency risk below an exchange rate of $1.907 to £1.  At the end of the third year, GBGH will be required to pay an additional fee of $20 million to maintain the hedge for the subsequent four years. GBGH can choose to terminate the hedge at the end of the third year if a more favorable interest rate and currency market environment allows it to purchase a less expensive hedge. The payment of the remaining $20 million hedge premium will be an obligation of US Energy under its equity contribution agreement See “Credit Suisse Financing Arrangements - Equity Support Agreement”. We will ensure that $20 million is available under a letter of credit to support this obligation.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 8.01 is incorporated by reference to the extent necessary to respond to the requirements of Item 1.02.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in item 1.01 is hereby incorporated by reference to the extent necessary to respond to the requirements of Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance

Sheet Arrangement of a Registrant

The information set forth in item 1.01 is hereby incorporated by reference to the extent necessary to respond to the requirements of Item 2.03.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

The information set forth in item 1.01 is hereby incorporated to the extent necessary to respond to the requirements of Item 3.02.

Section 8 - Other Events

Item 8.01 Other Events

The agreement dated October 7, 2005 (the “October Agreement”) among VTEX, Marathon Capital LLC, Viking International Petroleum, Ltd. and us was terminated as of May 22, 2006 (the “May Agreement”). Generally, the October Agreement set forth the terms and conditions under which the parties thereto would complete certain of the acquisitions and transactions described herein. Pursuant to the May Agreement, the parties to the October Agreement released the other parties to the October Agreement from any liability with respect to the October Agreement. Effectively, the agreements and transactions entered into on August 7, 2006 superseded the October Agreement.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The financial statements of the businesses acquired called for by this item will, if required to be filed and available, be filed by amendment to this report by October 23, 2006.

(b)	Pro forma financial information

The pro forma financial information of the businesses called for by this item will, if required to be filed and available, be filed by amendment to this report by October 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc.

Dated: August 11, 2006	By:	/s/ Asher E. Fogel
Asher E. Fogel, Chief Executive Officer